Exhibit 10.4

Independence Bancshares, Inc.

STOCK OPTION CERTIFICATE

[Insert Name]

Independence Bancshares, Inc., a South Carolina corporation (the “Company”), hereby grants to the optionee named above (the “Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Certificate and in the Company's 2013 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

This Option (Check One) [ ] is [ ] is not an Incentive Stock Option

No. of Shares Subject to Option: ________

Exercise Price Per Share: $____________

Expiration Date: ____________

Date of Grant: ____________

In Witness Whereof, this Stock Option Certificate has been executed by the Company by a duly authorized officer as of the date of grant.

Independence Bancshares, Inc.

By: ____________

Name: ____________

Title: ____________

Shares subject to issuance under this Option shall be eligible for exercise according to the following vesting schedule, subject to the conditions set forth on the reverse side of this Stock Option Certificate:

Vesting Schedule

No. of Shares       Vesting Date

[Insert performance vesting conditions, if applicable]

The Optionee hereby acknowledges receipt of a copy of the Plan, represents that he or she has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Certificate. The Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that he or she should consult a tax adviser prior to such exercise or disposition.

Optionee

Signature:____________

Optionee Name:____________

Address:____________

____________

____________

This is not a stock certificate or a negotiable instrument.

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1. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Common Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

2. Restrictions on Transferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

3. Termination of Employment. In the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries, the Optionee (or his or her personal representative) may [insert applicable provision or refer to Section 9 of the Plan].

4. Notice of Exercise. This Option may be exercised by the Optionee, by a written notice signed by the Optionee and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, (iii) a certified or cashier’s check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder or (iv) payment in any other form approved by the Company’s Board of Directors. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option. In the event of the Optionee’s death or Permanent and Total Disability, the Option may be exercised as described above by, and the Option shall be granted in the name of, the Optionee’s administrators, executors or personal representatives.

5. Forfeiture. (a) The forfeiture provisions described Section 5(b) below will be triggered if the Optionee breaches any noncompetition, nonsolicitation, or similar provision of an agreement then in effect between the Optionee and the Company or any of its subsidiaries.

(b) If the forfeiture provisions are triggered pursuant to Section 5(a) above, then (i) this Option shall terminate effective the date on which the Optionee breaches the agreement, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (ii) any Option Gain realized by the Optionee from exercising all or a portion of this Option within the preceding year shall be paid by the Optionee to the Company. “Option Gain” shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase, but net of any taxes actually paid on the gain.

(c) By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Optionee owes the Company under this Section. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Optionee to the Company, calculated as set forth above, the Optionee shall pay immediately the unpaid balance to the Company. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

(d) The Optionee may be released from its obligations under this Section only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

6. Vesting and Exercise of Shares. This Option shall vest and become exercisable in accordance with the vesting schedule set forth on the front of this Stock Option Certificate if the Option has not been terminated prior to such date pursuant to Section 3. However, the Option shall not continue to vest during the limited period of exercisability following the Optionee’s termination of employment provided for in Section 3 above. During such period, the Option may only be exercised with respect to the number of shares for which it was exercisable at the time of such termination of employment. After vesting, the Option may be exercised with respect to the vested shares at any time until the Expiration Date.

7. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. Regulators of the Company or any of its Subsidiaries may direct the Company to require the Optionee to exercise or forfeit some of all of this Option if the Company’s or any of its Subsidiaries’ capital falls below minimum regulatory requirements. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of stock complies with the provisions described by this Section.

8. Miscellaneous. (a) The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

(b) This Stock Option Certificate shall be binding upon the parties hereto and their representatives, successors and assigns and, subject to the restrictions on transfer herein set forth, be binding upon Optionee, Optionee’s successors, and assigns.

(c) This Stock Option Certificate is executed and delivered in, and shall be governed by the laws of, the State of South Carolina without reference to principles of conflict of laws. The parties agree that any action brought by either party to interpret or enforce any provision of this Stock Option Certificate shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

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(d) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case notice, request, waiver or other communication shall be effectively given upon receipt) and address to the party to be notified as set forth above; or (d) two business days after deposit with a national recognized overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its notice address by giving the other party ten days' written of the new address in the manner set forth above.

(e) This Stock Option Certificate not be modified except in writing executed by each of the parties hereto. Notwithstanding the previous sentence, the Company reserves the right to amend the terms of this Stock Option Certificate as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(f) This Stock Option Certificate is not an employment contract and nothing herein shall confer upon the Optionee any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of the Optionee at any time.

(g) Each party shall be responsible for its own respective costs and expenses (including, without limitation, attorneys’ fees and costs) in connection with any action brought by any party to enforce its rights hereunder or any other legal action involving this Stock Option Certificate or any party’s performance hereunder.

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